As filed with the Securities and Exchange Commission on May 11, 2020

Registration No. 333-206801

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACKAGING CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Delaware	36-4277050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 North Field Court, Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Boise Paper Holdings, L.L.C. Savings Plan

Boise Paper Holdings, L.L.C. Retirement Savings Plan

(Full title of the plan)

Kent A. Pflederer

Senior Vice President, General Counsel and Secretary

Packaging Corporation of America

1 North Field Court

Lake Forest, Illinois 60045

(847) 482-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James S. Rowe

Elisabeth M. Martin

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by Packaging Corporation of America (the “Company”) on September 8, 2015 (File No. 333-206801) (the “Registration Statement”) is being filed to deregister the remaining shares of the Company’s Common Stock and associated plan interests that were registered for issuance under the Boise Paper Holdings, L.L.C. Savings Plan (the “Boise Savings Plan”) and Boise Paper Holdings, L.L.C. Retirement Savings Plan (the “Boise Retirement Savings Plan”).

Effective January 1, 2017, the Boise Savings Plan was merged with and into the Packaging Corporation of America Retirement Savings Plan for Salaried Employees (the Savings Plan”), and, effective January 1, 2020, the Boise Retirement Savings Plan was merged with and into the Packaging Corporation of America Thrift Plan for Hourly Employees (the “Thrift Plan”). Accordingly, the Company hereby deregisters 179,802 shares of the Company’s Common Stock that remained unissued and available under the Boise Savings Plan and the Registration Statement immediately prior to the merger, and 103,912 shares of the Company’s Common Stock that remained unissued and available under the Boise Retirement Savings Plan and the Registration Statement immediately prior to the merger, along with the associated plan interests.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 11, 2020.

PACKAGING CORPORATION OF AMERICA

By:	/s/ Kent A. Pflederer
Name:	Kent A. Pflederer
Title:	Senior Vice President, General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 11, 2020.

BOISE PAPER HOLDINGS, L.L.C. SAVINGS PLAN

By:	/s/ Michelle Wojdyla
Name:	Michelle Wojdyla
Title:	Plan Administrator

BOISE PAPER HOLDINGS, L.L.C. RETIREMENT SAVINGS PLAN

By:	/s/ Michelle Wojdyla
Name:	Michelle Wojdyla
Title:	Plan Administrator